SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                          Date of Report: June 25, 2004


        Nano Superlattice Technology, Inc. f/k/a Wigwam Development, Inc.
               (Exact name of registrant as specified in charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


       000-50177                                                95-4735252
(Commission File Number)                                       (IRS Employer
                                                             Identification No.)


      No. 666 Jhensing Road, Gueishan Township, Taoyuan County 333 Taiwan
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: 886-3-349-8677

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On June 25, 2004, Nano Superlattice Technology, Inc. f/k/a Wigwam Development, Inc. (the "Company") determined to dismiss its independent auditors, Armando C. Ibarra, CPA, A Professional Corporation ("Ibarra"), and to engage Lichter, Weil & Associates. ("Lichter Weil") as its new independent auditors. The change in auditors became effective immediately. This decision to change accountants was approved by the board of directors of the Company.

During the two most recent years of the Company ended December 31, 2003 and 2002, and through the date of Ibarra's dismissal on June 25, 2004, there were no disagreements between the Company and Ibarra on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ibarra's satisfaction, would have caused Ibarra to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(iv) of Regulation S-B occurred within the two most recent years of the Company ended December 31, 2003 and 2002.

The audit reports of Ibarra on the financial statements of the Company as of and for the years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent years of the Company ended December 31, 2003 and 2002, and through the date of the engagement of Lichter Weil on April 21, 2004, the Company did not consult with Lichter Weil regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B of the Commission.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

    Exhibit no. 16.1, the letter of Armando C. Ibarra, CPA, A Professional Corporation, will be filed by amendment.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 NANO SUPERLATTICE TECHNOLOGY, INC.


                                 By: /s/ Alice Hwang
                                    -------------------------------
                                    Name: Alice Hwang
                                    Title: Chief Executive Officer
Dated: July 20, 2004